Exhibit 99.1

Duluth Holdings Inc. Announces  Second Quarter Fiscal 2018 Financial Results

Sep. 5, 2018 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal second quarter ended July 29, 2018.

Highlights for the Second Quarter Ended July 29, 2018

•	Net sales increased 28.3% to $110.7 million compared to $86.2 million in the prior-year second quarter
•	Gross margin decreased 50 basis points to 56.2% compared to 56.7% in the prior-year second quarter
•	Operating income increased 33.9% to $9.9 million compared to operating income of $7.4 million in the prior-year second quarter
•	Net income increased 48.9% to $6.4 million, or $0.20 per diluted share compared to net income of $4.3 million, or $0.13 per diluted share in the prior-year second quarter
•	Adjusted EBITDA[1] increased 38.6% to $13.1 million compared to $9.5 million in the prior-year second quarter
•	The Company opened six retail stores in Colorado Springs, CO; Lubbock, TX; Denton, TX; Portland, OR; Columbus, OH and Arlington, TX, totaling approximately 92,000 gross square feet
•	34th consecutive quarter of increased net sales year-over-year

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“We posted strong results for the second quarter and achieved our 34th consecutive quarter of increased net sales year-over-year. Our 28% top-line growth was fueled by new stores, a growing contribution from our women’s business and customer demand for our spring and summer products,” said Stephanie Pugliese, Chief Executive Officer of Duluth Trading.

“Our team achieved some significant milestones this quarter. We opened six stores, bringing our total store count to eight new stores this year. Three of the stores opened this quarter were in the state of Texas, one of our top three direct states. All six stores opened strong and we are on track to open seven more stores during the remainder of the year, for a total of 15 new stores in fiscal 2018 as planned. We also successfully implemented two major IT projects. Our order management system went live in May and our ecommerce platform was launched to our customers the first week of August.”

“These results demonstrate the strength of the Duluth Trading brand and validate the investments we have made in building our omnichannel presence over the past few years. For the balance of the year, we plan to focus on product innovation, digital marketing, opening the remaining seven stores, and the completion of key technology and infrastructure projects to prepare us for our peak selling season. We are pleased with our first half results and optimistic about the rest of the year. We expect to deliver on our fiscal 2018 guidance.”

Operating Results for the Second Quarter Ended July 29, 2018

Net sales increased 28.3% to $110.7 million, compared to $86.2 million in the same period a year ago. The net sales increase was driven by a  5.5% growth in direct net sales and a  74.4% growth in retail net sales, with growth in virtually all product categories and in both men’s and women’s business. The increase in retail net sales was primarily due to having 16 more stores during the second quarter of 2018 as compared to the same period a year ago.

Gross profit increased 27.2% to $62.2 million, or 56.2% of net sales, compared to $48.9 million, or 56.7% of net sales, in the corresponding prior-year period. The 50 basis point decrease in gross margin was primarily attributable to a slight increase in product margin, which was more than offset by a decline in shipping revenues and an increase in freight cost.

Selling, general and administrative  expenses increased 26.0% to $52.3 million, compared to $41.5 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses decreased 90 basis points to 47.3%, compared to 48.2% in the corresponding prior-year period. As a percentage of net sales, advertising and marketing costs decreased 310 basis points to 14.3% compared to 17.4% in the corresponding prior-year period, primarily due to a decrease in catalog expense due to a planned decrease in catalog spend as a percentage of net sales, coupled with leverage gained from a higher mix of retail sales. As a percentage of net sales, selling expenses increased 60 basis points to 14.7%, compared to 14.1% in the corresponding prior-year period, primarily due to an increase in customer service expense as a result of growth in the number of retail stores, partially offset by leverage in shipping expenses due to increased retail net sales. As a percentage of net sales, general and administrative expenses increased 160  basis points to 18.3% compared to 16.7% in the corresponding prior-year period, primarily due to depreciation and occupancy expenses due to growth in the business.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $2.4 million, with net working capital of $73.9 million, and $35.0 million outstanding on its $80.0 million revolving line of credit.

Fiscal 2018 Outlook

The Company reiterated its previously issued fiscal 2018 outlook. Its fiscal 2018 outlook is provided on a 53-week period, compared to a 52-week period in fiscal 2017.

•	Net sales in the range of $555.0 million to $575.0 million
•	Adjusted EBITDA[1] in the range of $51.0 million to $54.0 million
•	EPS in the range of $0.79 to $0.84 per diluted share, with an effective tax rate of 26%
•	Capital expenditures, net of proceeds from finance lease obligations, of $45.0 million to $55.0 million[2]
•	15 new store openings, adding approximately 250,000 of additional gross square footage

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

2Fiscal 2018 capital expenditures primarily include the Company’s plan to open 15 retail stores, investments in technology and infrastructure improvements.

The table below recaps the Company’s fiscal 2018 stores opened and signed new store leases and the anticipated opening timeframe.

		Gross
Location	Timing	Square Footage
Anchorage, AK1	Opened March 1, 2018	25,409
West Fargo, ND	Opened March 22, 2018	14,557
Colorado Springs, CO	Opened May 3, 2018	12,410
Lubbock, TX	Opened May 10, 2018	15,536
Denton, TX	Opened May 17, 2018	14,557
Portland, OR	Opened May 24, 2018	19,075
Columbus, OH	Opened June 7, 2018	14,749
Arlington, TX	Opened July 12, 2018	15,536
Golden, CO	Q3 Fiscal 2018	20,415
Ramsey, NJ	Q3 Fiscal 2018	13,300
Canton, OH	Q3 Fiscal 2018	14,557
Greensboro, NC1	Q3 Fiscal 2018	30,508
Oklahoma City, OK	Q4 Fiscal 2018	15,536
South Portland, ME	Q4 Fiscal 2018	12,964
Cary, NC	Q4 Fiscal 2018	11,164
Friendswood, TX	First half Fiscal 2019	16,026
Katy, TX	First half Fiscal 2019	16,000
Wichita, KS	First half Fiscal 2019	15,385
Spokane Valley, WA	First half Fiscal 2019	15,656

1Gross square footage includes space used for direct-to-customer fulfillment

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Wednesday, September  5, 2018 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through September 19, 2018: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10123240
•	Live and archived webcast: ir.duluthtrading.com

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10123240  and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Belleville, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and six months ended July 29, 2018, versus the three and six months ended July 30, 2017.  See also attached Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA,” for a reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted adjusted EBITDA for the fiscal year ending February 3, 2019.  Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, statements under the heading “Fiscal 2018 Outlook” and the forecasted results of operations in the Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2018, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Johan Yokay (310) 622-8241

Financial Profiles, Inc.

Duluth@finprofiles.com

# # #

(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	July 29, 2018	January 28, 2018

ASSETS
Current Assets:
Cash	$2,423	$2,865
Accounts receivable	46	52
Other receivables	336	273
Inventory, net	102,365	89,548
Prepaid expenses & other current assets	10,256	7,642
Deferred catalog costs	1,213	1,446
Total current assets	116,639	101,826
Property and equipment, net	144,800	109,705
Restricted cash	1,154	4,218
Available-for-sale security	6,323	6,323
Goodwill	402	402
Other assets, net	1,120	628
Total assets	$270,438	$223,102
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$19,455	$17,320
Accrued expenses and other current liabilities	20,522	25,261
Income taxes payable	2,236	7,631
Bank overdrafts	481	—
Current maturities of long-term debt	85	84
Total current liabilities	42,779	50,296
Finance lease obligations under build-to-suit leases	40,485	26,578
Long-term debt, less current maturities	36,382	1,424
Deferred rent obligations, less current maturities	4,099	3,355
Deferred tax liabilities	1,400	2,100
Total liabilities	125,145	83,753
Commitments and contingencies
Shareholders' equity:
Treasury stock	(92)	(57)
Capital stock	88,901	88,043
Retained earnings	53,122	48,084
Total shareholders' equity of Duluth Holdings Inc.	141,931	136,070
Noncontrolling interest	3,362	3,279
Total shareholders' equity	145,293	139,349
Total liabilities and shareholders' equity	$270,438	$223,102

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Six Months Ended
	July 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017
Net sales	$110,653	$86,226	$210,860	$169,913
Cost of goods sold (excluding depreciation and amortization)	48,413	37,303	92,680	72,347
Gross profit	62,240	48,923	118,180	97,566
Selling, general and administrative expenses	52,344	41,534	108,541	89,428
Operating income	9,896	7,389	9,639	8,138
Interest expense	1,234	372	2,055	538
Other income, net	2	45	165	102
Income before income taxes	8,664	7,062	7,749	7,702
Income tax expense	2,212	2,709	1,980	2,934
Net income	6,452	4,353	5,769	4,768
Less: Net income attributable to noncontrolling interest	75	69	83	129
Net income attributable to controlling interest	$6,377	$4,284	$5,686	$4,639
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	32,065	31,828	32,056	31,825
Net income per share attributable to controlling interest	$0.20	$0.13	$0.18	$0.15
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	32,414	32,318	32,439	32,344
Net income per share attributable to controlling interest	$0.20	$0.13	$0.18	$0.14

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Six Months Ended
	July 29, 2018	July 30, 2017
Cash flows from operating activities:
Net income	$5,769	$4,768
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,069	3,280
Amortization of stock-based compensation	858	617
Deferred income taxes	(323)	(418)
Changes in operating assets and liabilities:
Accounts receivable	6	11
Other receivables	(63)	(70)
Inventory	(12,130)	(12,879)
Prepaid expense & other current assets	(2,265)	(2,749)
Deferred catalog costs	(1,483)	1,050
Trade accounts payable	818	6,641
Income taxes payable	(5,544)	(4,924)
Accrued expenses and deferred rent obligations	(3,297)	(7,495)
Net cash used in operating activities	(12,585)	(12,168)
Cash flows from investing activities:
Purchases of property and equipment	(26,798)	(20,054)
Change in other assets	(527)	(6,495)
Purchases of other assets	—	(68)
Net cash used in investing activities	(27,325)	(26,617)
Cash flows from financing activities:
Proceeds from line of credit	57,093	17,395
Payments on line of credit	(22,093)	(5,452)
Proceeds from long term debt	—	800
Payments on long term debt	(39)	(20)
Payments on capital lease obligations	(2)	(10)
Change in bank overdrafts	481	2,350
Proceeds from finance lease obligations	941	1,310
Capital contributions to variable interest entity	—	794
Shares withheld for tax payments on vested restricted shares	(35)	—
Other	58	21
Net cash provided by financing activities	36,404	17,188
Decrease in cash and restricted cash	(3,506)	(21,597)
Cash and restricted cash at beginning of period	7,083	25,477
Cash and restricted cash at end of period	$3,577	$3,880
Supplemental disclosure of cash flow information:
Interest paid	$1,925	$472
Income taxes paid	$7,852	$8,340
Supplemental disclosure of non-cash information:
Property and equipment acquired under build-to-suit leases	$12,907	$2,090
Unpaid liability to acquire property and equipment	$2,452	$4,411

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Six Months Ended
	July 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017
Net income	$6,452	$4,353	$5,769	$4,768
Depreciation and amortization	2,760	1,728	5,069	3,280
Interest expense	1,234	372	2,055	538
Income tax expense	2,212	2,709	1,980	2,934
EBITDA	$12,658	$9,162	$14,873	$11,520
Non-cash stock based compensation	449	293	858	617
Adjusted EBITDA	$13,107	$9,455	$15,731	$12,137

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Six Months Ended
	July 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017
Net sales
Direct	$60,833	$57,667	$127,045	$121,442
Retail	49,820	28,559	83,815	48,471
Total net sales	$110,653	$86,226	$210,860	$169,913
Operating income (loss)
Direct	$1,123	$3,125	$(1,005)	$2,968
Retail	8,773	4,264	10,644	5,170
Total operating income	9,896	7,389	9,639	8,138
Interest expense	1,234	372	2,055	538
Other income, net	2	45	165	102
Income before income taxes	$8,664	$7,062	$7,749	$7,702

DULUTH HOLDINGS INC.

Net Sales by Business

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Six Months Ended
	July 29, 2018	July 30, 2017	July 29, 2018	July 30, 2017
Net sales
Men's	$75,434	$59,872	$143,354	$118,506
Women's	29,625	21,557	56,785	42,363
Hard goods/other	5,594	4,797	10,721	9,044
Total net sales	$110,653	$86,226	$210,860	$169,913

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending February 3, 2019

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net income	$26,000	$27,500
Depreciation and amortization	10,600	11,000
Interest expense	3,950	4,450
Income tax expense	9,000	9,550
EBITDA	$49,550	$52,500
Non-cash stock based compensation	1,450	1,500
Adjusted EBITDA	$51,000	$54,000